Schedule A

FEDERAL HOME LOAN BANK OF CINCINNATI

							Rate Type/	Next
		Settlement	Maturity	Next Pay	Call	Call	Rate Sub-	Call/Amort	Coupon	FHLBank
Trade Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Type (3)(4)	Date	Percent	Par ($)
4/22/2009	3133XTKV7	5/5/2009	11/5/2010	11/5/2009	Non-Callable		Fixed Constant		1.15	$25,000,000
4/22/2009	3133XTKW5	5/14/2009	5/14/2012	11/14/2009	Optional Principal Redemption	American	Fixed Constant	8/14/2009	2.2	$25,000,000
4/22/2009	3133XTKX3	5/13/2009	5/13/2019	11/13/2009	Optional Principal Redemption	American	Fixed Constant	11/13/2009	4.125	$25,000,000
4/22/2009	3133XTL20	5/7/2009	2/7/2012	11/7/2009	Optional Principal Redemption	European	Fixed Constant	5/7/2010	1.7	$20,000,000
4/22/2009	3133XTL46	4/28/2009	10/28/2011	10/28/2009	Non-Callable		Fixed Constant		1.6	$25,000,000
4/22/2009	3133XTL53	4/24/2009	11/24/2009	11/24/2009	Non-Callable		Fixed Constant		0.45	$400,000,000
4/22/2009	3133XTL61	4/24/2009	2/24/2010	2/24/2010	Non-Callable		Fixed Constant		0.58	$250,000,000
4/23/2009	3133XTLA2	5/13/2009	5/13/2013	11/13/2009	Optional Principal Redemption	American	Fixed Constant	11/13/2009	2.75	$25,000,000
4/23/2009	3133XTLA2	5/13/2009	5/13/2013	11/13/2009	Optional Principal Redemption	American	Fixed Constant	11/13/2009	2.75	$30,000,000
4/23/2009	3133XTLB0	5/13/2009	5/13/2016	11/13/2009	Optional Principal Redemption	American	Fixed Constant	8/13/2009	3.75	$25,000,000
4/24/2009	3133XTLD6	5/8/2009	11/8/2010	11/8/2009	Non-Callable		Fixed Constant		1.1	$25,000,000
4/24/2009	3133XTLE4	5/13/2009	5/13/2019	11/13/2009	Optional Principal Redemption	American	Fixed Constant	11/13/2009	4.2	$25,000,000

(1) Call/Amortization Type Description:

Optional Principal Redemption Bonds (Callable Bonds) may be redeemed by the FHLBank in whole or in part at its discretion on predetermined call dates, according to the terms of the Bond.
Indexed Amortizing Notes (Indexed Principal Redemption Bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the Bond.
Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the Bond.

(2) Call Style Description:

Indicates whether the Bond is redeemable at the option of the FHLBank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:
American Bonds are redeemable continuously on and after the first redemption date until maturity.
Bermudan Bonds are redeemable on specified recurring dates on and after the first redemption date, until maturity.
European Bonds are redeemable on a particular date only.

(3) Rate Type Description:

Fixed Bonds generally pay interest at constant fixed rates over the life of the Bond, according to the terms of the Bond.
Variable Bonds may pay interest at different rates over the life of the Bond, according to the terms of the Bond.

(4) Rate Sub-Type Description:

Constant Bonds generally pay interest at fixed rates over the life of the Bond, according to the terms of the Bond.
Single Index Floater Bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the Bond.